Exhibit 99.1

FOR IMMEDIATE RELEASE

ARMSTRONG FLOORING ANNOUNCES CFO TRANSITION

Lancaster, PA, January 10, 2019 – Armstrong Flooring, Inc. (NYSE: AFI) is pleased to announce that Douglas B. Bingham, Vice President, Treasury and Investor Relations, has been promoted to Senior Vice President, CFO & Treasurer, effective January 4, 2019. Bingham has oversight of global finance, treasury, investor relations and accounting functions and reports directly to Donald R. Maier, the Company’s President and CEO. Bingham succeeds Ronald D. Ford, who resigned from the Company on January 4, 2019 to pursue other interests.

“We welcome Doug to our executive leadership team as our new CFO,” said CEO Donald R. Maier. “His financial acumen, industry knowledge and extensive company experience make him well qualified for the position and suited to deliver a seamless transition. We’re confident in Doug’s ability to provide financial leadership and strategic vision to Armstrong Flooring as we continue to execute our strategic priorities and plans for sustainable profitable growth over the long term. We thank Ron for his service to Armstrong Flooring and wish him the very best in his next role.”

Bingham has served as the Company’s Vice President, Treasury and Investor Relations since its separation from Armstrong World Industries, Inc., on April 1, 2016. He also managed the Company’s finance teams in China and Australia. Prior to the separation, he served as AWI’s Director, Treasury, and Risk Management since 2014, and as General Manager, Finance, Building Products Asia Pacific from 2011 to 2014. He joined AWI in 2007. He has a bachelor’s degree in economics and biology from Cornell University, Ithaca, NY, and earned an MBA with honors from the University of Chicago Booth School of Business, Chicago, IL.

These changes are not the result of any matter relating to the Company’s accounting practices or financial statements.

About Armstrong Flooring

Armstrong Flooring, Inc. (NYSE: AFI) is a global leader in the design and manufacture of innovative flooring solutions that inspire spaces where people live, work, learn, heal and play SM. Headquartered in Lancaster, Pennsylvania, Armstrong Flooring is a leading manufacturer of resilient products across North America. The Company safely and responsibly operates 8 manufacturing facilities globally, working to provide the highest levels of service, quality and innovation to ensure it remains as strong and vital as its 150-year heritage. Learn more at www.armstrongflooring.com.

Forward Looking Statements

Disclosures in this release and in our other public documents and comments contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in our reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

Contact Information

Investors:

Douglas Bingham

SVP, CFO & Treasurer

717-672-9300

IR@armstrongflooring.com

Media:

Alison van Harskamp

Director, Corporate Communications

717-672-7545

aficorporatecommunications@armstrongflooring.com

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